UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2010
TOWER GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-50990 (Commission File Number)	13-3894120 (IRS Employer Identification No.)

120 Broadway, 31st Floor
New York, New York (Address of principal executive offices)	10271 (Zip Code)
(212) 655-2000
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
     Purchase Agreement
     On February 2, 2010, Tower Group, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with OneBeacon Insurance Group, Ltd. (“Seller Parent”), OneBeacon Insurance Group LLC (“OneBeacon LLC”), OneBeacon America Insurance Company (“OneBeacon America”), The Employers’ Fire Insurance Company (“Employers Fire”), The Camden Fire Insurance Association (“Camden Fire”), Homeland Insurance Company of New York (“Homeland New York”), OneBeacon Insurance Company (“OneBeacon Insurance”), OneBeacon Midwest Insurance Company (“OneBeacon Midwest”), Pennsylvania General Insurance Company (“Pennsylvania General”) and The Northern Assurance Company of America (“Northern Assurance” and, together with Seller Parent, OneBeacon LLC, OneBeacon America, Employers Fire, Camden Fire, Homeland New York, OneBeacon Insurance, OneBeacon Midwest and Pennsylvania General, the “Sellers”). The transaction, which is expected to close in the second quarter of 2010 (the “Closing Date”), is subject to customary closing conditions and regulatory approvals, including the execution and delivery of certain related transaction documents.
     Pursuant to the Purchase Agreement and the related transaction documents, the Sellers intend to sell, and the Company intends to buy, all of the Sellers’ respective interest in and title to all of the issued and outstanding shares of (i) York Insurance Company of Maine (“York”), a subsidiary of OneBeacon America, and (ii) Massachusetts Homeland Insurance Company (“Homeland”), a subsidiary of Employers Fire.
     In addition, pursuant to the Purchase Agreement, the Sellers intend to sell, and the Company intends to buy, all of the membership units of (i) Adirondack AIF, LLC (“Adirondack Management”), which are held by OneBeacon LLC, and (ii) New Jersey Skylands Management LLC (“Skylands Management”), which are also held by OneBeacon LLC.
     Pursuant to the Purchase Agreement, the Company also plans to purchase (i) the $70,700,000 aggregate principal amount surplus note issued by Adirondack Insurance Exchange (“Adirondack Exchange”), a New York reciprocal insurance exchange managed by Adirondack Management (the “Adirondack Surplus Note”), currently held by Homeland New York and (ii) the $31,450,000 aggregate principal amount surplus note issued by New Jersey Skylands Insurance Association, comprised of a $31,250,000 surplus loan and a $200,000 security deposit loan (“Skylands Association” and, together with Adirondack Exchange, the “Reciprocals”), a New Jersey reciprocal insurance exchange managed by Skylands Management (the “Skylands Surplus Note” and, together with the Adirondack Surplus Note, the “Surplus Notes”), currently held by Camden Fire.
     In accordance with the Purchase Agreement, the Sellers intend to sell, and the Company intends to buy, the right to offer, quote and solicit the renewals of certain in-force personal lines policies (the “Renewal Rights”) written by OneBeacon

Insurance, OneBeacon Midwest, Pennsylvania General, OneBeacon America, Employers Fire, Camden Fire and Northern Assurance (collectively, the “Renewal Rights Sellers”). The Company also intends to buy all of the Sellers’ respective interests in and title to certain intellectual property of the Sellers, including the books and records of the Renewal Rights Sellers relating to the personal lines business of the Renewal Rights Sellers, (ii) certain accounts, ledgers and records of the Sellers, including the accounts, ledgers and records of the Renewal Rights Sellers, and (iii) certain other personal property and assets used by the Sellers in the ordinary course of conducting their personal lines business.
     On the Closing Date, the Company will pay the Sellers an aggregate amount equal to (i) $32,500,000, plus (ii) an aggregate amount equal to the sum of (A) the estimated statutory capital of the Reciprocals as of the Closing Date plus (B) the amount of the security deposit loan held by Skylands Association, but, in no event will such aggregate amount exceed the aggregate principal amount of the Surplus Notes as of the Closing Date, plus (iii) the combined total assets of Homeland, York, Adirondack Management and Skylands Management (collectively, the “Acquired Companies”), less the combined total liabilities of the Acquired Companies, less the amount, if any, by which the statutory capital of the Acquired Companies exceeds $29,000,000, subject to certain post-closing true-up adjustments in accordance with the terms of the Purchase Agreement.
     To the extent that the sum of (A) the estimated statutory capital of the Reciprocals as of the Closing Date plus (B) the amount of the security deposit loan held by Skylands Association as of the Closing Date exceeds the aggregate principal amount of the Surplus Notes as of the Closing Date, the Company will issue to the current holders of the Surplus Notes a secured debt instrument (the “Purchase Notes”) having an aggregate principal amount equal to the lesser of (i) such excess as of the Closing Date and (ii) the amount of accrued but unpaid interest on the Surplus Notes as of the Closing Date.
     The Purchase Agreement provides that Seller Parent will indemnify the Buyer for certain losses as described therein. The indemnification provided by Seller Parent with respect to breaches of certain representations and warranties is subject to a per claim limit of $10,000, a minimum indemnification limit of 0.75% of the purchase price and a maximum indemnification limit of 25% of the purchase price (other than the tax indemnification provided by Seller Parent, which is not subject to a dollar limit), and other than certain other specified representations, which are not subject to the 25% cap but are subject to a cap equal to 100% of the purchase price).
     The foregoing description of the transaction is not complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.
     Other Related Transaction Agreements
     On the Closing Date, the Company and certain of its affiliates, and the Sellers and certain of their affiliates, will enter into other agreements as contemplated by the Purchase Agreement. In particular, an affiliate of the Company (the “Tower Reinsurer”)

will enter into separate reinsurance agreements on the Closing Date (the “Acquired Business Reinsurance Agreements”) with each of the Renewal Rights Sellers, pursuant to which the Tower Reinsurer will reinsure the personal lines policies (other than certain specified personal lines insurance policies) written by or on behalf of each Renewal Rights Seller. In addition, an affiliate of the Sellers will enter into separate reinsurance agreements, on the Closing Date (the “Excluded Business Reinsurance Agreements”) with each of Homeland and York (the “Seller Reinsurer”), pursuant to which such Seller Reinsurer will reinsure the policies not intended to be transferred with the acquisition of Homeland or York in connection with the subject transaction.
     The Tower Reinsurer will also enter into separate administrative services agreements, to be dated as of the Closing Date, with each of the Renewal Rights Sellers, pursuant to which the Tower Reinsurer will issue and administer, as applicable, the policies reinsured under the various Acquired Business Reinsurance Agreements, and the Seller Reinsurer will enter into separate administrative services agreements, to be dated as of the Closing Date, with each of Homeland and York, pursuant to which the Seller Reinsurer will administer, as applicable, the policies reinsured under the Excluded Business Reinsurance Agreements.
     In addition, the Seller Reinsurer and each of Homeland and York will enter into separate trust agreements, dated as of the Closing Date, pursuant to which the Seller Reinsurer’s obligations under the Excluded Business Reinsurance Agreements will be secured. The Tower Reinsurer and each of the Renewal Rights Sellers will also enter into separate trusts agreements, dated as of the Closing Date, pursuant to which the Tower Reinsurer’s obligations under the Acquired Business Reinsurance Agreements will be secured.
     The Sellers will also commute each of the insurance policies reinsured by York and Homeland that will be transferred to the Company as of the Closing Date, through various commutation agreements with OneBeacon Insurance.
     In addition, the Company and OneBeacon LLC will enter into a transition services agreement, dated as of the Closing Date (the “Transition Services Agreement”), pursuant to which the Sellers will assist the Company with the administration and maintenance of the assets and insurance policies acquired in connection with the closing of the transactions contemplated by the Purchase Agreement. The planned duration of the Transition Services Agreement is three years.

Item 9.01. Financial Statements and Exhibits.
     (d) The following exhibits are furnished as part of this report:

Exhibit No.	Exhibit
2.1	Purchase Agreement, dated as of February 2, 2010, by and among Tower Group, Inc., OneBeacon Insurance Group, Ltd., OneBeacon Insurance Group LLC, OneBeacon America Insurance Company, the Employers’ Fire Insurance Company, The Camden Fire Insurance Association, Homeland Insurance Company of New York, OneBeacon Insurance Company, OneBeacon Midwest Insurance Company, Pennsylvania General Insurance Company and the Northern Assurance Company of America

99.1	Copy of press release issued b y Tower Group, Inc. dated February 2, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWER GROUP, INC.

By: Name:	/s/ Elliot S. Orol Elliot S. Orol
Title:	Senior Vice President,
General Counsel and Secretary
Date: February 3, 2010

INDEX TO EXHIBITS

Exhibit No.	Description
2.1	Purchase Agreement, dated as of February 2, 2010, by and among Tower Group, Inc., OneBeacon Insurance Group, Ltd., OneBeacon Insurance Group LLC, OneBeacon America Insurance Company, the Employers’ Fire Insurance Company, The Camden Fire Insurance Association, Homeland Insurance Company of New York, OneBeacon Insurance Company, OneBeacon Midwest Insurance Company, Pennsylvania General Insurance Company and the Northern Assurance Company of America

99.1	Copy of press release issued by Tower Group, Inc. dated February 2, 2010